Exhibit 10.2


                          [EQUITY COMMITMENT AGREEMENT]


                                           June 23, 2005

WS Textile Co., Inc.
767 Fifth Avenue
New York, New York 10153
Attention:


Ladies and Gentlemen:

           We refer to the Asset Purchase Agreement dated June 23, 2005 (the "APA") among WS Textile Co., Inc., New Textile One, Inc., New Textile Two, Inc., Textile Co., Inc., WestPoint Stevens Inc., WestPoint Stevens Inc. I, WestPoint Stevens Stores Inc., and J.P. Stevens Enterprises Inc. All capitalized terms used and not otherwise defined herein shall have the meanings as defined in the APA.

           1. Textile Holding, LLC, a wholly owned subsidiary of American Real Estate Holdings Limited Partnership (AREH") hereby advises you of its commitment to purchase 5,250,000 shares of Parent Common Stock for a purchase price of One Hundred Eighty-Seven Million ($187,000,000) Dollars (to which the Deposit shall be applied). The commitment to purchase the Parent Common Stock is subject to, and shall occur simultaneously with, the Closing under the Agreement.

           2. Aretex hereby advises you of its commitment to exercise (or to cause its Affiliates to acquire and exercise) all Subscription Rights delivered to it at the Closing promptly after receipt thereof.

           3. Textile Holding LLC further advises you of its commitment to make available to Parent on the Closing Date a revolving facility in an amount equal to the difference between One Hundred Twenty Five Million ($125,000,000) Dollars and the aggregate Exercise Price payable pursuant to paragraph 2. above (the "Loan"). The Loan shall bear no interest, have no coverage requirements and shall be secured by the proceeds of the Exercise Price payable by holders of Subscription Rights, other than pursuant to paragraph 2 above. The proceeds of the Exercise Price received from time to time by Parent upon the exercise of Subscription Rights, other than pursuant to paragraph 2 above, shall be applied to mandatory repayments of the Loan and the commitment thereunder shall be reduced by such amount. Any balance of the Loan outstanding on the first anniversary of the Closing Date shall be paid in full. The commitment to make the Loan is subject to, and shall occur simultaneously with, the Closing under the Agreement.

           4. AREH hereby advises you of it commitment to make a capital contribution or loan to Textile Holding, LLC, Aretex and its Affiliates necessary to provide the funds to satisfy the commitments set forth in paragraphs 1., 2. and 3. above.

           Textile Holding, LLC, Aretex and AREH acknowledge that the Company is an express third party beneficiary of the commitments set forth in paragraphs 1, 2, 3 and 4 hereof, with rights to enforce the provisions of paragraphs 1, 2, 3 and 4 of this commitment letter as if it were a party hereto.

           This commitment letter may not be amended or waived except by an instrument signed by all of the parties hereto. This commitment letter shall be governed by and construed in accordance with the laws of the State of New York without regard to it's conflicts of laws provisions.



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
           If the foregoing accurately reflects our agreement, please indicate your acceptance of the terms hereof by returning to us an executed counterpart hereof.

                                    Very truly yours,

                                    Textile Holding LLC
                                    By: American Real Estate Holdings Limited
                                            Partnership, its member
                                    By: American Property Investors, Inc.,
                                            general partner

                                    By: /s/ Jon F. Weber
                                        ---------------------------------------
                                        Jon F. Weber, President


                                    American Real Estate Holdings
                                        Limited Partnership
                                    By: American Property Investors, Inc.,
                                            general partner

                                    By: /s/ Jon F. Weber
                                        ---------------------------------------
                                        Jon F. Weber, President

                                    Aretex LLC

                                    By: /s/ John P. Saldarelli
                                        ---------------------------------------
                                        John P. Saldarelli, Vice President




Accepted and Agreed to as
of the date first written above by:

WS Textile Co., Inc.

By: /s/ Jon F. Weber
    ----------------------------------
    Jon F. Weber, President








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